Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, and Class C Prospectus, Class R Prospectus and Class Y Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 26 to the Registration Statement (Form N-1A No. 33-13179) of our report dated February 18, 2003 on the financial statements and financial highlights of Pioneer Cash Reserves Fund, a series of Pioneer Money Market Trust.





                                                      /s/ Ernst & Young LLP
                                                      ERNST & YOUNG LLP


Boston, Massachusetts
April 28, 2003